Exhibit 99.1

Forest Oil Announces Spin-off of Lone Pine Resources Inc. and Special Stock Dividend to Shareholders

DENVER--(BUSINESS WIRE)--September 6, 2011--Forest Oil Corporation (NYSE: FST) (Forest or the Company) today announced that its Board of Directors declared a special stock dividend to its shareholders of 70,000,000 shares of common stock of Lone Pine Resources Inc. (NYSE: LPR; TSX: LPR) (Lone Pine) owned by Forest, representing approximately 82% of the outstanding shares of Lone Pine common stock.

The distribution by Forest of the special stock dividend will be made on September 30, 2011 (the Distribution Date) to all Forest shareholders of record on September 16, 2011 (the Record Date).

The distribution will take place in the form of a pro rata common stock dividend to each Forest shareholder of record on the Record Date. As of August 31, 2011, Forest had 114,382,761 shares of common stock outstanding; accordingly, Forest shareholders will receive approximately 0.612 of a share of Lone Pine common stock for every share of Forest common stock held as of the Record Date. The final distribution ratio will be set on the Record Date and will be calculated by dividing the 70,000,000 shares of Lone Pine common stock to be distributed by the number of shares of Forest common stock outstanding on the Record Date. In lieu of fractional shares, Forest shareholders will receive a cash distribution.

Information Regarding the Spin-off Transaction

The Board of Directors of Forest believes that the separation of Lone Pine and Forest will benefit Lone Pine by allowing it to resolve capital expenditure constraints that prevent it from pursuing the business development strategies that Lone Pine believes are most appropriate for optimal growth and operation.

No vote or action is required by Forest shareholders to receive the special stock dividend of shares of Lone Pine common stock. Forest shareholders of record on the Record Date will receive account statements reflecting their ownership interest in shares of Lone Pine common stock. The Lone Pine common stock issued in the distribution will be in book-entry form. Forest shareholders who hold their shares through brokers or other nominees will have their shares of Lone Pine common stock credited to their accounts by their nominees or brokers. For additional information, registered shareholders in the United States and Canada should contact Forest’s transfer agent, BNY Mellon Shareowner Services, at 1-888-213-0882. Shareholders from outside the United States and Canada may call 201-680-6578.

Forest plans to send an information statement regarding this transaction to its shareholders of record on the Record Date on or about September 19, 2011. The information statement will include details on the distribution and will also be posted under the Investor Relations tab on Forest’s website at www.forestoil.com and Lone Pine’s website at www.lonepineresources.com.

Trading in Shares of Forest Common Stock Between the Record Date and the Distribution Date

From the Record Date and up to and including the Distribution Date, there will be two markets in Forest common stock and Lone Pine common stock, a “regular way” market and a “when-issued” market. Shares of Forest common stock that trade on the regular way market will carry an entitlement to the special stock dividend of shares of Lone Pine common stock. Therefore, if you own shares of Forest common stock and sell those shares on the regular way market prior to or on the Distribution Date, you will also be selling your right to receive the special stock dividend of shares of Lone Pine common stock. The New York Stock Exchange is expected to authorize a when-issued market for Forest common stock on or about two business days prior to the Record Date. Shares of Forest common stock that trade on the when-issued market under the symbol “FSTwi” will trade without the right to receive shares of Lone Pine common stock in connection with the distribution. It is also expected that a when-issued market for the shares of Lone Pine common stock to be distributed in the spin-off will develop on or about two business days prior to the Record Date on both the New York Stock Exchange under the symbol “LPRwi” and the Toronto Stock Exchange under the symbol “LPR.W.”

If you sell your shares of Forest common stock prior to or on the Distribution Date, you may also be selling your right to receive the special stock dividend of shares of Lone Pine common stock. You are encouraged to consult with your financial advisor regarding the specific implications of selling Forest common stock prior to or on the Distribution Date.

U.S. Federal Income Tax Consequences

Forest has obtained a private letter ruling from the U.S. Internal Revenue Service and an opinion of its outside tax advisor that the distribution by Forest of the shares of Lone Pine common stock held by Forest should qualify for U.S. federal income tax purposes as a tax-free distribution to its shareholders, except for any cash received in lieu of a fractional share of Lone Pine common stock. You should consult your own tax advisor regarding the particular tax consequences of the distribution to you, including the applicability and effect of any U.S. federal, state and local, and foreign tax laws. Forest will provide its shareholders with information to enable them to compute their tax basis in both Forest common stock and Lone Pine common stock. This information will be posted under the Investor Relations tab on Forest’s website at www.forestoil.com and Lone Pine’s website at www.lonepineresources.com.

Canadian Shareholder Income Tax Consequences

The distribution of the shares of Lone Pine common stock to Canadian resident shareholders of Forest will give rise to income for such shareholders for Canadian tax purposes. However, in certain circumstances, the Canadian Income Tax Act provides that the distribution of shares of common stock to Canadian resident shareholders in a U.S. tax-free spin-off can be a tax-free transaction for Canadian income tax purposes. To qualify, the U.S. corporation must provide certain required information (including the names and addresses of all Canadian resident shareholders) to the Canada Revenue Agency (CRA) generally within six months following the spin-off so the CRA can determine whether the spin-off meets the Canadian tax law requirements for tax-free treatment in Canada. Forest is considering making an application to the CRA to allow the distribution of the shares of Lone Pine common stock to be a tax-free transaction in Canada. If the CRA concludes that the requirements for tax-free treatment have been met, to receive such treatment, the Canadian shareholders must file an election and provide additional information to the CRA with their income tax returns for the taxation year in which the spin-off occurs.

There is no assurance that Forest will make an application to the CRA to have the spin-off be a tax-free transaction in Canada for Canadian resident shareholders or that the CRA will determine that the spin-off qualifies for tax-free treatment in Canada. If Forest makes such an application and the CRA determines to allow the spin-off to be tax-free, notice of the CRA’s determination with respect to the spin-off will be posted under the Investor Relations tab on Forest’s website at www.forestoil.com and Lone Pine’s website at www.lonepineresources.com. Canadian resident shareholders of Forest are advised to consult their own tax advisors concerning the particular tax consequences of the distribution to them including the application of federal, provincial, and foreign tax laws.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities laws. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that statements relating to the spin-off by Forest of Lone Pine, future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures, and other forward-looking statements relating to Forest and Lone Pine are subject to all of the risks and uncertainties normally incident to their exploration for and development and production and sale of oil and gas.

These risks relating to Forest and Lone Pine include, but are not limited to, oil and natural gas price volatility, their access to cash flows and other sources of liquidity to fund their capital expenditures, their level of indebtedness, their ability to replace production, the impact of the current financial and economic environment on their business and financial condition, a lack of availability of, or increase in costs relating to, goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in reports that Forest files with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in the registration statement that Lone Pine filed with the SEC and the final prospectuses dated May 25, 2011 that Lone Pine filed with the SEC and securities regulatory authorities in Canada, and in the Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports that Lone Pine files with the SEC and with Canadian securities regulators. Also, the financial results of Forest’s and Lone Pine’s foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest’s and Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.

About Forest

Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and liquids in North America and selected international locations. Forest’s principal reserves and producing properties are located in the United States in Arkansas, Louisiana, Oklahoma, Texas, Utah, and Wyoming, and in Canada. Forest’s common stock trades on the New York Stock Exchange under the symbol FST. For more information about Forest, please visit its website at http://www.forestoil.com.

About Lone Pine

Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada. Lone Pine's principal reserves, producing properties, and exploration prospects are located in Canada in the provinces of Alberta, British Columbia, and Quebec and the Northwest Territories. Lone Pine’s common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol LPR. For more information about Lone Pine, please visit its website at http://www.lonepineresources.com.

September 6, 2011

CONTACT:
Forest Oil Corporation
Patrick J. Redmond, 303-812-1441
VP - Corporate Planning
and Investor Relations